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                                                                     EXHIBIT 2.3

                     SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

     This Second Amendment to Asset Purchase Agreement (the "Amendment") is entered into as of December 23, 1998, by and between ZEVEX, Inc. a Delaware corporation, ("Buyer") and Nutrition Medical, Inc., a Minnesota corporation ("Target").

     The parties to this Amendment have previously entered into the Asset Purchase Agreement, dated July 27, 1998, which was amended by the First Amendment to Asset Purchase Agreement, dated December 23, 1998 (collectively, the "Purchase Agreement").

     The parties now desire to amend the Purchase Agreement in certain respects as provided in this Amendment.

     Now, therefore, in consideration of the covenants made herein and the Purchase Agreement, the parties hereby agree as follows.

1. AMENDMENT. Schedule 2(a)(vii)(A) is hereby amended to delete the phrase "Agreement between Venusa, Ltd. and Elan Pharma, dated 5/28/97".

2. MISCELLANEOUS. This Amendment to the Purchase Agreement is incorporated in and supersedes the terms of the Purchase Agreement only with regard to the sections specifically identified herein. All other terms and provisions in the Purchase Agreement remain in full force and effect. The Purchase Agreement and this Amendment contain the entire understanding between the parties related to the subject matter hereof and thereof and supersede all prior oral or written agreements or understandings with respect to the subject matter hereof and
thereof.   This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ZEVEX, INC.,                       NUTRITION MEDICAL, INC.,
a Delaware corporation             a Minnesota corporation


By:                                By:
   ------------------------           ---------------------------
Name: Phillip L. McStotts          Name: Richard J. Hegstrand
Title: Chief Financial Officer     Title: Chief Operating Officer

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